Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for Second Quarter 2014

High Point, NC, July 24, 2014 - BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the quarter and six months ended June 30, 2014.

Operating earnings for the quarter ended June 30, 2014 totaled $8.4 million, or $0.29 per diluted share, an increase of 22.5% compared to $6.9 million, or $0.25 per diluted share, for the quarter ended March 31, 2014, and an increase of 99.1% from operating earnings of $4.2 million, or $0.16 per diluted share, for the quarter ended June 30, 2013. Operating earnings exclude transaction-related expenses, acquisition-related gains, one-time income and expense items, and gain (loss) on sale of investment securities.

Net income for the quarter ended June 30, 2014 was $6.1 million, or $0.21 per diluted share, a decrease of 5.4% compared to net income of $6.5 million, or $0.24 per diluted share, for the quarter ended March 31, 2014, and an increase of 48.3% from net income available to common shareholders of $4.1 million, or $0.16 per diluted share, for the quarter ended June 30, 2013. The decrease in net income from first quarter 2014 is primarily due to a $2.8 million increase in transaction-related expenses incurred during the second quarter.

Operating earnings for the six months ended June 30, 2014 totaled $15.3 million, or $0.54 per diluted share, an increase of 83.5% compared to operating earnings of $8.3 million, or $0.31 per diluted share, for the six months ended June 30, 2013.

Net income for the six months ended June 30, 2014 was $12.6 million, or $0.45 per diluted share, an increase of 60.0% from net income available to common shareholders of $7.9 million, or $0.30 per diluted share, for the six months ended June 30, 2013.

During the second quarter of 2014, the Company completed the previously announced acquisitions of South Street Financial Corporation in Albemarle, North Carolina (“South Street”) and Community First Financial Group, Inc. in Chapel Hill, North Carolina (“Community First”), respectively. The acquisition of South Street closed on April 1, 2014 and the acquisition of Community First was completed on June 1, 2014. As a result, average fully-diluted common shares outstanding increased from 27.5 million for the first quarter of 2014 to 29.0 million for the second quarter of 2014.

Total assets at June 30, 2014 were $3.68 billion, an increase of 13.8% as compared to total assets of $3.23 billion at December 31, 2013.

Highlights for Second Quarter 2014:

•	Completed acquisitions of South Street and Community First, adding greater depth in the Charlotte and Triangle regions of North Carolina;

•
Signed Agreement and Plan of Merger with Harbor Bank Group, Inc., the holding company for Harbor National Bank, which has approximately $306 million is assets and expands the Company’s presence in the attractive Charleston and Mount Pleasant, South Carolina areas;

•	Net income of $6.1 million, an increase of 48.3% compared to second quarter of 2013;

•	Diluted earnings per share of $0.21, compared to $0.16 per diluted share for second quarter of 2013;

•	Return on tangible common equity ratio of 9.21%, compared to 7.70% for second quarter 2013;

•	Operating earnings of $8.4 million, compared to $4.2 million for second quarter of 2013;

•	Operating earnings per diluted share of $0.29, compared to $0.16 per diluted share for second quarter 2013;

•	Operating return on average assets of 0.95%, compared to 0.58% for second quarter of 2013; and

•	Operating return on tangible common equity ratio of 12.43%, compared to 7.85% for second quarter 2013.

Richard D. Callicutt II, President and CEO, stated, “I am delighted to report another strong quarter highlighted by the continued ramp in our operating earnings per share, which excludes transaction-related expenses, to $0.29, up from $0.25 in the previous quarter.  In addition to growing trends in profitability, growth within the franchise was another major highlight for the second quarter as we closed two acquisitions which provided greater market penetration in the attractive Charlotte and Triangle regions of North Carolina, and announced an agreement to acquire Harbor National in the dynamic Charleston, South Carolina market. While acquisitions are a key part of our strategic initiative to gain market share in the high growth markets in the Carolinas, we are just as focused and proud of the organic growth obtained during the quarter.  Excluding acquired or covered loans, the originated loan portfolio grew by $100 million, or 5.6% during the quarter, highlighted by significant growth in the HELOC portfolio, as well as commercial growth in both the Triangle and Charlotte markets.”

Mr. Callicutt continued, “While our mortgage area showed improvement compared to the first quarter, we did not realize as much of an increase in revenues as expected.  We see encouraging signs for the third quarter, with the addition of originators from Community First, and a growing level of applications taken and loans closings.

I want to once again, thank our team for their tireless efforts in the integration of the South Street and Community First employees and customers into our BNC family.  While many view the system conversion as the cornerstone of integration success, we know that it’s about our culture and gaining these new employees’ and customers’ trust and loyalty of the Cardinal and BNC brand.”

Operating Results

Fully-taxable equivalent (“FTE”) net interest income for the second quarter of 2014 was $35.8 million, an increase of 9.6% from $32.7 million for the first quarter of 2014, and an increase of 27.8% from $28.0 million for the second quarter of 2013. FTE net interest margin was 4.54% for the second quarter of 2014, a decrease of 7 basis points from 4.61% for the first quarter of 2014, and an increase of 22 basis points from 4.32% for the second quarter of 2013. The decrease in net interest margin from the first quarter of 2014 was primarily due to a $0.5 million decrease in fair value accretion recorded on the acquired loan portfolio.

FTE net interest income for the six months ended June 30, 2014 was $68.5 million, an increase of 23.5% from $55.5 million for the six months ended June 30, 2013. FTE net interest margin was 4.57% for the six months ended June 30, 2014, an increase of 31 basis points from 4.26% for the comparable period of 2013.

Average interest-earning assets were $3.17 billion for the second quarter of 2014, an increase of 9.9% from $2.88 billion for the first quarter of 2014, and an increase of 21.6% from $2.60 billion for the second quarter of 2013. Average interest-earning assets were $3.02 billion for the six months ended June 30, 2014, an increase of 15.1% from $2.63 billion for the first six months of 2013.

Average interest-bearing liabilities were $2.78 billion for the second quarter of 2014, an increase of 9.0% from $2.55 billion for the first quarter of 2014, and an increase of 17.8% from $2.36 billion for the second quarter of 2013. Average interest-bearing liabilities were $2.67 billion for the six months ended June 30, 2014, an increase of 11.7% from $2.39 billion for the six months ended June 30, 2013.

The above increases were primarily due to the acquisitions of South Street and Community First during the second quarter of 2014, as well as the acquisition of Randolph Bank & Trust (“Randolph”) during the fourth quarter of 2013.

The following table is a summary of average yields and costs:

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Yield on interest-earning assets	5.14%	5.31%	5.45%	5.22%	5.39%
Cost of interest-bearing liabilities	0.68%	0.80%	1.25%	0.74%	1.24%
Cost of funds	0.60%	0.70%	1.12%	0.65%	1.12%
Net interest spread	4.46%	4.51%	4.20%	4.48%	4.15%
Net interest margin	4.54%	4.61%	4.32%	4.57%	4.26%

Non-interest income was $5.8 million for the second quarter of 2014, an increase of 13.3% from $5.1 million for the first quarter of 2014, and an increase of 3.6% from $5.6 million for the second quarter of 2013. Adjusted non-interest income was $5.8 million for the second quarter of 2014, an increase of 17.9% from $4.9 million for the first quarter of 2014, and an increase of 7.0% from $5.4 million for the second quarter of 2013. Adjusted non-interest income excludes acquisition-related gains, one-time income arising from insurance settlements and gain (loss) on sale of investment securities. As compared to the first quarter of 2014, non-interest income was positively impacted by a 25.4% increase in mortgage fee income and a 9.6% increase in service charge income. In addition, the Company recorded $0.1 million of amortization of the FDIC loss-share receivable, as compared to $0.6 million recorded in the first quarter of 2014. As compared to the second quarter of 2013, non-interest income was positively impacted by a 42.9% increase in service charge income and a 67.6% increase on income derived from the sale of SBA loans. These increases were partially offset by a 21.2% decrease in mortgage fee income.

Non-interest income was $10.9 million for the six months ended June 30, 2014, a decrease of 7.4% from $11.8 million for the comparable period of 2013. Adjusted non-interest income was $11.5 million for the six months ended June 30, 2014, an increase of 3.2% from $11.1 million for the first six months of 2013. During the first six months of 2014, the Company recorded $0.7 million of amortization of the FDIC loss-share receivable due to lower loss projections for the loans covered under loss-share agreements. Non-interest income was also adversely impacted by a slowdown in mortgage production, as mortgage income decreased by 27.8%. These declines were primarily offset by a 44.2% increase in service charge income and a 44.6% increase in income derived from sales of SBA loans.

Non-interest expense was $29.5 million for the three months ended June 30, 2014, an increase of 19.1% compared to non-interest expense of $24.8 million for the first quarter of 2014, and an increase of 24.2% from $23.8 million for the second quarter of 2013. Excluding transaction-related costs, adjusted non-interest expense for the second quarter of 2014 was $25.9 million, an increase of 8.1% from $24.0 million for the first quarter of 2014, and an increase of 10.5% from $23.5 million for the second quarter of 2013. Transaction-related costs include legal and professional fees, personnel costs, data processing expenses, and other miscellaneous expenses directly attributable to acquisition activity. The increase from the first quarter of 2014 is primarily due to additional headcount and facilities acquired from South Street and Community First, while the increase from comparable period of 2013 was also due to the acquisition of Randolph during the fourth quarter of 2013. Other real estate owned (“OREO”) valuation charges also increased by $0.7 million compared to the first quarter of 2014.

Non-interest expense was $54.3 million for the six months ended June 30, 2014, an increase of 15.8% from $46.9 million for the six months ended June 30, 2013. Excluding transaction-related costs, adjusted non-interest expense for the first six months of 2014 was $49.9 million, an increase of 9.6% from $45.5 million for the comparable period of 2013. The increase from the comparable period of 2014 is primarily due to the acquisitions of South Street, Community First and Randolph, as well as overall Company growth.

The following table details the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Non-interest income
Mortgage fees	$1,954	$1,558	$2,480	$3,512	$4,861
Service charges	1,478	1,348	1,034	2,826	1,960
Earnings on bank-owned life insurance	609	580	542	1,189	1,101
Gain (loss) on sale of securities	—	(565)	176	(565)	(52)
Insurance settlement	—	768	—	768	—
Acquisition-related gain	—	—	—	—	719
Other	1,764	1,436	1,370	3,200	3,215
Total non-interest income	$5,805	$5,125	$5,602	$10,930	$11,804

Non-interest expense
Salaries and employee benefits	$14,020	$13,493	$12,728	$27,513	$25,068
Occupancy	2,062	2,071	1,507	4,133	3,190
Furniture and equipment	1,569	1,598	1,260	3,167	2,639
Data processing and supply	975	904	720	1,879	1,443
Advertising and business development	685	689	610	1,374	1,197
Insurance, professional and other services	1,105	944	1,148	2,049	2,049
FDIC insurance assessments	706	705	780	1,411	1,446
Loan, foreclosure and other real estate owned	2,359	1,362	2,876	3,721	4,894
Transaction-related expenses	3,601	797	309	4,398	1,344
Other	2,430	2,208	1,821	4,638	3,605
Total non-interest expense	$29,512	$24,771	$23,759	$54,283	$46,875

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Transaction	2014	2014	2013	2014	2013
Previous transactions	$—	$—	$—	$—	$1,035
South Street	2,687	353	—	3,040	—
Community First	742	178	—	920	—
Randolph	115	266	309	381	309
Harbor	57	—	—	57	—
Total	$3,601	$797	$309	$4,398	$1,344

Additional Operating Highlights

Total portfolio loans were $2.67 billion at June 30, 2014, an increase of 17.3% from $2.28 billion at December 31, 2013. The increase in the acquired loans not covered by loss share is due to the $303 million in loans acquired from South Street and Community First. Originated loans have increased by $99.8 million, or 5.7%, during the second quarter of 2014. The Company continues to enjoy success with its home equity line of credit campaign, with approximately $49 million of net growth, as well as continued growth in commercial real estate and commercial construction in the second quarter of 2014. The table below outlines the Company’s loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Originated loans	$1,865,024	$1,765,248	$1,704,876	$1,629,235	$1,528,944
Acquired loans not covered by loss-share	646,379	363,797	383,980	269,008	300,715
Acquired loans covered by loss-share	158,896	175,030	187,661	201,799	219,282
Total portfolio loans	$2,670,299	$2,304,075	$2,276,517	$2,100,042	$2,048,941

Change in balance (quarter/quarter):
Total portfolio loans	15.9%	1.2%	8.4%	2.5%	0.9%
Originated loans	5.7%	3.5%	4.6%	6.6%	4.2%
Acquired loans	49.4%	(5.7)%	21.4%	(9.5)%	(7.7)%

Total deposits at June 30, 2014 were $3.12 billion, an increase of 15.2% from total deposits of $2.71 billion as of December 31, 2013. Wholesale deposits were 25.8% of total deposits at June 30, 2014, a decrease compared to 32.8% as of December 31, 2013. Transactional accounts, which are comprised of non-interest bearing and interest-bearing demand accounts, increased 20.8% during 2014 and have increased 37.4% over the past twelve months. At June 30, 2014, time deposits were 37.1% of total deposits, compared to 40.0% at December 31, 2013. The table below outlines the components of deposits for the past five quarters:

Total Deposit Growth
(dollars in thousands; unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Non-interest bearing demand	$458,075	$350,415	$324,532	$299,670	$275,984
Interest-bearing demand	1,504,397	1,362,454	1,299,399	1,172,512	1,152,779
Time deposits	1,155,569	1,043,457	1,082,799	963,679	999,552
Total	$3,118,041	$2,756,326	$2,706,730	$2,435,861	$2,428,315

Change in balance (quarter/quarter)	13.1%	1.8%	11.1%	0.3%	(3.2)%

Annual deposit growth	28.4%

Total borrowings at June 30, 2014 were $209.5 million, a decrease of 7.8% from total borrowings of $227.1 million as of December 31, 2013. At June 30, 2014, $108.3 million of these borrowings were short-term, while the remaining $101.2 million were long-term. The Company plans to use the additional liquidity from the South Street and Community First acquisitions to reduce debt during the third quarter.

Asset Quality

The Company incurred $2.5 million in net charge-off losses, which represented 0.39% of average loans, for the second quarter of 2014, compared to net charge-off losses of $3.6 million, or 0.64% of average loans, for the first quarter of 2014, and net charge-off losses of $3.9 million, or 0.78% of average loans, for the second quarter of 2013. Net charge-off losses decreased during the second quarter of 2014 due to a number of significant recoveries of previously charged-off loans, primarily for loans covered under loss-share agreements.

The Company incurred $6.1 million in net charge-off losses, which represented 0.51% of average loans, for the six months ended June 30, 2014, compared to net charge-off losses of $8.6 million, or 0.85% of average loans, for the six months ended June 30, 2013.

During the second quarter of 2014, the Company recorded a provision for loan losses of $2.1 million, a decrease of 16.4% from $2.6 million recorded in the first quarter of 2014, and a decrease of 6.5% from $2.3 million recorded during the second quarter of 2013.

The Company recorded a provision for loan losses of $4.7 million for the six months ended June 30, 2014, a decrease of 26.6% from $6.4 million recorded during the comparable period of 2013. The provision for loan losses recorded during 2014 was for loans not covered under loss-share agreements.

The allowance for loan losses was $30.1 million at June 30, 2014, a decrease of 8.4% from $32.9 million at December 31, 2013. Loan loss reserves for originated loans to originated portfolio loans were 1.37% and 1.57% at June 30, 2014 and December 31, 2013, respectively.

The components of the allowance for loan loss at June 30, 2014 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$1,865,024	$25,495	$1,839,529	1.37%
Acquired loans not covered by loss-share	646,379	424	645,955	0.07%
Acquired loans covered by loss-share	158,896	4,210	154,686	2.65%
Total portfolio loans	$2,670,299	$30,129	$2,640,170	1.13%

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Nonaccrual loans not covered by loss-share	$18,845	$14,240	$17,114	$21,262	$22,276
Nonaccrual loans covered by loss-share	15,921	20,803	23,745	29,892	44,317
OREO not covered by loss-share	38,092	29,157	28,833	29,271	29,143
OREO covered by loss-share	12,631	15,749	18,773	18,401	17,668
90 days past due not covered by loss-share	738	—	—	83	823
90 days past due covered by loss-share	—	—	—	1	—
Total nonperforming assets	$86,227	$79,949	$88,465	$98,910	$114,227
Nonperforming assets not covered by loss-share	$57,675	$43,397	$45,947	$50,616	$52,242

Total assets	$3,676,851	$3,205,951	$3,229,576	$2,968,709	$2,929,636
Total assets less covered assets	3,505,324	3,015,172	3,023,142	2,748,509	2,692,686
Total portfolio loans	2,670,299	2,304,075	2,276,517	2,100,042	2,048,941
Total accruing loans	2,635,533	2,269,032	2,235,658	2,048,888	1,982,348

Ratio of nonperforming assets to total assets	2.35%	2.49%	2.74%	3.33%	3.90%
Not covered by loss-share	1.65%	1.44%	1.52%	1.84%	1.94%

Ratio of nonperforming loans to total portfolio loans	1.33%	1.52%	1.79%	2.44%	3.29%
Not covered by loss-share	0.78%	0.67%	0.82%	1.12%	1.26%

Ratio of allowance for loan losses to total portfolio loans	1.13%	1.34%	1.44%	1.54%	1.60%
Allowance for originated loans to total originated loans	1.37%	1.47%	1.57%	1.52%	1.58%

Net charge-offs, QTD	$2,026	$4,615	$380	$4,788	$7,351
Net charge-offs, non-covered portion, QTD (1)	2,457	3,628	482	2,876	3,949
Ratio of net charge-offs, non-covered portion,
QTD to average portfolio loans, annualized (1)	0.39%	0.64%	0.08%	0.55%	0.78%

Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	$14,948	$17,924	$16,770	$13,802	$12,639

(1) Non-covered portion represents the Company's non-covered charge-offs and the 20% portion of the charge-offs relating to loans covered under loss-share agreements.

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, totaled $86.2 million, or 2.35% of total assets, at June 30, 2014, a decrease from $88.5 million, or 2.74% of total assets, at December 31, 2013. Nonaccrual loan balances and OREO balances as of June 30, 2014 include $2.0 million and $10.9 million, respectively, acquired from South Street and Community First. Nonperforming assets covered by loss-share agreements totaled $28.6 million at June 30, 2014, a decrease of 32.8% from $42.5 million at December 31, 2013.

Capital Position

At June 30, 2014, shareholders’ equity was $326.8 million, an increase of 20.5% from shareholders’ equity of $271.3 million as of December 31, 2013. The increase in shareholders’ equity is primarily due to the issuance of 2.3 million shares of common stock during the second quarter of 2014 related to the acquisitions of South Street and Community First.

All of the Bank’s and Company’s capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina
Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $3.7 billion in assets. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 48 banking offices in North and South Carolina. The Bank’s 10 locations in South Carolina operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

“SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.   This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Three Months Ended
	June 30, 2014	June 30, 2013	% Change
SUMMARY INCOME STATEMENTS
Interest income	$38,633	$33,675	14.7%
Interest expense	4,732	7,364	-35.7%
Net interest income	33,901	26,311	28.8%
Provision for loan losses	2,140	2,288	-6.5%
Net interest income after provision for loan losses	31,761	24,023	32.2%
Non-interest income	5,805	5,602	3.6%
Non-interest expense	29,512	23,759	24.2%
Income before income tax expense	8,054	5,866	37.3%
Income tax expense	1,921	1,199	60.2%
Net income	6,133	4,667	31.4%
Preferred stock dividends and discount accretion	—	531	-100.0%
Net income available to common shareholders	$6,133	$4,136	48%

PER SHARE DATA
Earnings per share, basic	$0.21	$0.16
Earnings per share, diluted	0.21	0.16
Operating earnings per share, diluted (1)	0.29	0.16
Tangible common book value per share (1)	8.89	8.41

Period-end common shares outstanding	29,721	26,479
Weighted average participating common shares:
Basic	28,877	26,475
Diluted	29,010	26,498

PERFORMANCE RATIOS
Return on average assets	0.69%	0.57%
Operating return on average assets (1)	0.95%	0.58%
Return on average common equity	7.31%	6.49%
Return on average tangible common equity (1)	9.21%	7.70%
Operating return on average tangible common equity (1)	12.43%	7.85%
Net interest margin (FTE)	4.54%	4.32%
Net interest margin w/o hedging expense (FTE)	4.54%	4.68%
Average equity to average assets	9.50%	9.06%
Allowance for loan losses as a % of portfolio loans	1.13%	1.60%
Nonperforming assets to total assets, end of period	2.35%	3.90%
Not covered by loss share	1.65%	1.94%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.39%	0.78%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$—	$176
Fair value accretion	2,981	3,664
Additional accretion from redemption of Series A preferred stock	—	356
Hedging instrument expense	—	2,333
OREO valuation adjustments	1,313	1,539
Transaction-related expenses	3,601	309
Goodwill and other intangible assets, net	62,634	31,671

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the
	Six Months Ended
	June 30, 2014	June 30, 2013	% Change
SUMMARY INCOME STATEMENTS
Interest income	$74,351	$66,826	11.3%
Interest expense	9,736	14,727	-33.9%
Net interest income	64,615	52,099	24.0%
Provision for loan losses	4,701	6,403	-26.6%
Net interest income after provision for loan losses	59,914	45,696	31.1%
Non-interest income	10,930	11,804	-7.4%
Non-interest expense	54,283	46,875	15.8%
Income before income tax expense	16,561	10,625	55.9%
Income tax expense	3,944	1,679	134.9%
Net income	12,617	8,946	41.0%
Preferred stock dividends and discount accretion	—	1,060	-100.0%
Net income available to common shareholders	$12,617	$7,886	60%

PER SHARE DATA
Earnings per share, basic	$0.45	$0.30
Earnings per share, diluted	0.45	0.30
Operating earnings per share, diluted (1)	0.54	0.31
Tangible common book value per share (1)	8.89	8.41

Period-end common shares outstanding	29,721	26,479
Weighted average participating common shares:
Basic	28,095	26,470
Diluted	28,232	26,486

PERFORMANCE RATIOS
Return on average assets	0.76%	0.54%
Operating return on average assets (1)	0.92%	0.57%
Return on average common equity	8.30%	6.31%
Return on average tangible common equity (1)	10.15%	7.51%
Operating return on average tangible common equity (1)	12.18%	7.91%
Net interest margin (FTE)	4.57%	4.26%
Net interest margin w/o hedging expense (FTE)	4.58%	4.61%
Average equity to average assets	9.12%	9.34%
Allowance for loan losses as a % of portfolio loans	1.13%	1.60%
Nonperforming assets to total assets, end of period	2.35%	3.90%
Not covered by loss share	1.65%	1.94%
Ratio of net charge-offs, with covered portion, to
average total loans, annualized	0.51%	0.85%

SELECTED FINANCIAL DATA
Loss on sale of investment securities, net	$565	$52
Insurance settlement income	768	—
Acquisition related gain	—	719
Fair value accretion	6,437	6,997
Additional accretion from redemption of Series A preferred stock	—	356
Hedging instrument expense	163	4,538
OREO valuation adjustments	1,948	2,324

Transaction-related expenses	4,398	1,344
Goodwill and other intangible assets, net	62,634	31,671

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
SUMMARY INCOME STATEMENTS
Interest income	$38,633	$35,718	$37,836	$34,008	$33,675
Interest expense	4,732	5,004	7,964	7,372	7,364
Net interest income	33,901	30,714	29,872	26,636	26,311
Provision for loan losses	2,140	2,561	2,435	3,350	2,288
Net interest income after provision for loan losses	31,761	28,153	27,437	23,286	24,023
Non-interest income	5,805	5,125	5,178	5,824	5,602
Non-interest expense	29,512	24,771	28,628	22,430	23,759
Income before income tax expense	8,054	8,507	3,987	6,680	5,866
Income tax expense	1,921	2,023	716	1,650	1,199
Net income	6,133	6,484	3,271	5,030	4,667
Preferred stock dividends and discount accretion	—	—	—	—	531
Net income available to common shareholders	$6,133	$6,484	$3,271	$5,030	$4,136

Net interest income, as reported	$33,901	$30,714	$29,872	$26,636	$26,311
Fully Taxable-Equivalent ("FTE") adjustment	1,930	1,990	1,956	1,818	1,718
Net interest income, FTE	$35,831	$32,704	$31,828	$28,454	$28,029

PER SHARE DATA
Earnings per share, basic	$0.21	$0.24	$0.12	$0.19	$0.16
Earnings per share, diluted	0.21	0.24	0.12	0.19	0.16

Period-end common shares outstanding	29,721	27,324	27,303	26,526	26,479
Weighted average participating common shares:
Basic	28,877	27,317	27,293	26,502	26,475
Diluted	29,010	27,460	27,382	26,582	26,498

PERFORMANCE RATIOS
Return on average assets	0.69%	0.83%	0.41%	0.68%	0.57%
Operating return on average assets (1)	0.95%	0.87%	0.71%	0.68%	0.58%
Return on average common equity	7.31%	9.70%	4.79%	7.81%	6.49%
Return on average tangible common equity (1)	9.21%	11.53%	5.90%	9.19%	7.70%
Operating return on average tangible common equity (1)	12.43%	12.17%	9.98%	9.26%	7.85%
Net interest margin (FTE)	4.54%	4.61%	4.39%	4.26%	4.32%
Net interest margin w/o hedging expense (FTE)	4.54%	4.63%	4.76%	4.65%	4.68%
Average equity to average assets	9.50%	8.70%	8.48%	8.67%	9.06%
Allowance for loan losses as a % of portfolio loans	1.13%	1.34%	1.44%	1.54%	1.60%
Nonperforming assets to total assets, end of period	2.35%	2.49%	2.74%	3.33%	3.90%
Not covered by loss share	1.65%	1.44%	1.52%	1.84%	1.94%
Ratio of net charge-offs, with covered portion,
to average total loans, annualized	0.39%	0.64%	0.08%	0.55%	0.78%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$—	$(565)	$10	$—	$176
Insurance settlement	—	768	—	479	—
Fair value accretion	2,981	3,456	4,208	3,213	3,664
Additional accretion from redemption of Series A preferred stock	—	—	—	—	356
Hedging instrument expense	—	163	2,700	2,625	2,333
OREO valuation adjustments	1,313	635	713	1,138	1,539
Transaction-related expenses	3,601	797	3,884	540	309
Goodwill and other intangible assets, net	62,634	34,597	34,966	31,410	31,671

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
	June 30, 2014	December 31, 2013	% Change
SELECTED BALANCE SHEET DATA
Portfolio loans:
Originated loans	$1,865,024	$1,704,876	9.4%
Acquired loans	805,275	571,641	40.9%
Allowance for loan losses	(30,129)	(32,875)	(8.4)%
Net portfolio loans	2,640,170	2,243,642	17.7%
Loans held for sale	23,714	30,899	(23.3)%
Investment securities	501,626	517,795	(3.1)%
Total interest-earning assets	3,282,682	2,908,847	12.9%
Total assets	3,676,851	3,229,576	13.8%

Deposits:
Non-interest bearing deposits	458,075	324,532	41.1%
Interest-bearing demand and savings	1,504,397	1,299,399	15.8%
Time deposits	1,155,569	1,082,799	6.7%
Total deposits	3,118,041	2,706,730	15.2%
Borrowed funds	209,449	227,101	(7.8)%
Total interest-bearing liabilities	2,869,415	2,609,299	10.0%
Shareholders' equity:
Common equity	318,624	268,024	18.9%
Accumulated other comprehensive income	8,212	3,306	148.4%
Total shareholders' equity	326,836	271,330	20.5%

	As of
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
SELECTED BALANCE SHEET DATA
Portfolio loans:
Originated loans	$1,865,024	$1,765,248	$1,704,876	$1,629,235	$1,528,944
Acquired loans	805,275	538,827	571,641	470,807	519,997
Allowance for loan losses	(30,129)	(30,880)	(32,875)	(32,358)	(32,859)
Net portfolio loans	2,640,170	2,273,195	2,243,642	2,067,684	2,016,082
Loans held for sale	23,714	18,895	30,899	17,732	39,954
Investment securities	501,626	487,905	517,795	500,449	466,079
Total interest-earning assets	3,282,682	2,888,886	2,908,847	2,658,902	2,610,415
Total assets	3,676,851	3,205,951	3,229,576	2,968,709	2,929,636

Deposits:
Non-interest bearing deposits	458,075	350,415	324,532	299,670	275,984
Interest-bearing demand and savings	1,504,397	1,362,454	1,299,399	1,172,512	1,152,779
Time deposits	1,155,569	1,043,457	1,082,799	963,679	999,552
Total deposits	3,118,041	2,756,326	2,706,730	2,435,861	2,428,315
Borrowed funds	209,449	149,491	227,101	256,554	227,697
Total interest-bearing liabilities	2,869,415	2,555,402	2,609,299	2,392,745	2,380,028
Shareholders' equity:
Common equity	318,624	273,690	268,024	256,048	251,872
Accumulated other comprehensive income	8,212	6,818	3,306	1,745	2,573
Total shareholders' equity	326,836	280,508	271,330	257,793	254,445

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
SELECTED AVERAGE BALANCE SHEET DATA
Portfolio loans	$2,553,931	$2,288,490	$2,268,172	$2,072,907	$2,038,918
Investment securities	496,221	509,740	515,296	484,959	473,301
Total interest-earning assets	3,165,865	2,879,546	2,878,999	2,650,389	2,604,275
Total assets	3,540,758	3,181,723	3,193,141	2,945,832	2,916,204

Deposits:
Non-interest bearing deposits	402,105	335,416	338,454	288,887	272,088
Interest-bearing demand and savings	1,457,797	1,323,324	1,291,291	1,172,608	1,150,212
Time deposits	1,163,864	1,061,294	1,035,759	979,871	1,021,098
Total deposits	3,023,766	2,720,034	2,665,504	2,441,366	2,443,398
Borrowed funds	158,288	165,499	235,303	228,336	189,308
Total interest-bearing liabilities	2,779,949	2,550,117	2,562,353	2,380,815	2,360,618
Shareholders' equity	336,297	276,736	270,702	255,524	264,201

	For the Six Months Ended
	June 30, 2014	June 30, 2013
SELECTED AVERAGE BALANCE SHEET DATA
Portfolio loans	$2,421,944	$2,038,304
Investment securities	502,943	467,573
Total interest-earning assets	3,023,497	2,627,125
Total assets	3,362,232	2,948,251

Deposits:
Non-interest bearing deposits	368,945	267,480
Interest-bearing demand and savings	1,390,932	1,163,403
Time deposits	1,112,862	1,068,863
Total deposits	2,872,739	2,499,746
Borrowed funds	161,874	155,092
Total interest-bearing liabilities	2,665,668	2,387,358
Shareholders' equity	306,681	275,233

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	June 30, 2014	December 31, 2013	% Change
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$270.7	$261.3	3.6%
Residential Construction	37.4	32.5	15.1%
Presold	19.9	18.2	9.3%
Speculative	17.5	14.3	22.4%
Loan size - over $400,000	3.7	1.8	105.6%
Loan size - $200,000 to $400,000	6.3	4.8	31.3%
Loan size - under $200,000	7.5	7.7	(2.6)%

Commercial Construction	137.6	132.0	4.2%
Loan size - $5 million and over	49.2	25.4	93.7%
Loan size - $3 million to $5 million	11.0	28.9	(61.9)%
Loan size - $1 million to $3 million	49.2	54.2	(9.2)%
Loan size - under $1 million	28.2	23.5	20.0%

Residential and Commercial A&D	11.7	7.9	48.1%
Loan size - $1 million to $3 million	6.5	3.5	85.7%
Loan size - under $1 million	5.2	4.4	18.2%

Land	84.0	88.9	(5.5)%
Residential Buildable Lots	23.7	22.1	7.2%
Commercial Buildable Lots	18.4	11.8	55.9%
Land Held for Development	23.5	32.9	(28.6)%
Raw and Agricultural Land	18.4	22.1	(16.7)%

Commercial Real Estate	$1,337.4	$1,244.0	7.5%
Multi-Family	71.0	61.6	15.3%
Churches	57.1	53.5	6.7%
Retail	977.5	911.8	7.2%
Owner Occupied	292.0	263.8	10.7%
Investment	685.5	648.0	5.8%
Loan size - $5 million to $9 million	136.4	138.5	(1.5)%
Loan size - $3 million to $5 million	125.1	113.5	10.2%
Loan size - $1 million to $3 million	269.6	250.3	7.7%
Loan size - under $1 million	154.4	145.7	6.0%

Industrial	231.8	217.1	6.8%
Owner Occupied	128.8	119.0	8.2%
Investment	103.00	98.10	5.00%
Loan size - $5 million and over	5.90	6.00	(1.70)%
Loan size - $3 million to $5 million	11.30	11.20	0.90%
Loan size - $1 million to $3 million	45.80	40.80	12.30%
Loan size - under $1 million	40.00	40.10	(0.20)%

LOAN MIX AND STRATIFICATION STATISTICS
BNC BANCORP
(Dollars in millions)
(Unaudited)

	As of
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Loans Not Covered Under Loss Share Agreements:
Construction, A&D, and Land	$270.7	$245.2	$261.3	$225.5	$211.3
Residential Construction	37.4	34.4	32.5	28.6	32.6
Presold	19.9	17.5	18.2	16.0	18.7
Speculative	17.5	16.9	14.3	12.6	13.9
Loan size - over $400,000	3.7	1.7	1.8	2.2	3.3
Loan size - $200,000 to $400,000	6.3	6.5	4.8	4.9	5.5
Loan size - under $200,000	7.5	8.7	7.7	5.5	5.1

Commercial Construction	137.6	118.7	132.0	106.1	76.2
Loan size - $5 million and over	49.2	32.1	25.4	18.1	12.5
Loan size - $3 million to $5 million	11.0	15.7	28.9	15.4	10.7
Loan size - $1 million to $3 million	49.2	46.2	54.2	51.7	33.3
Loan size - under $1 million	28.2	24.7	23.5	20.9	19.7

Residential and Commercial A&D	11.7	7.7	7.9	9.4	17.6
Loan size - $3 million to $5 million	—	—	—	—	4.1
Loan size - $1 million to $3 million	6.5	4.0	3.5	3.6	6.6
Loan size - under $1 million	5.2	3.7	4.4	5.8	6.9

Land	84.0	84.4	88.9	81.4	84.9
Residential Buildable Lots	23.7	21.0	22.1	20.8	26.1
Commercial Buildable Lots	18.4	11.9	11.8	13.4	17.7
Land Held for Development	23.5	30.0	32.9	25.2	21.9
Raw and Agricultural Land	18.4	21.5	22.1	22.0	19.2

Commercial Real Estate	$1,337.4	$1,280.4	$1,244.0	$1,165.2	$1,109.8
Multi-Family	71.0	64.7	61.6	58.6	59.2
Churches	57.1	53.5	53.5	50.9	51.5
Retail	977.5	944.3	911.8	851.2	804.3
Owner Occupied	292.0	270.9	263.8	243.4	236.9
Investment	685.5	673.4	648.0	607.8	567.4
Loan size - $5 million to $9 million	136.4	143.1	138.5	135.4	95.1
Loan size - $3 million to $5 million	125.1	119.0	113.5	98.6	90.3
Loan size - $1 million to $3 million	269.6	266.0	250.3	238.3	242.4
Loan size - under $1 million	154.4	145.3	145.7	135.5	139.6

Industrial	231.8	217.9	217.1	204.5	194.8
Owner Occupied	128.8	122.6	119.0	113.2	101.5
Investment	103.0	95.3	98.1	91.3	93.3
Loan size - $5 million and over	5.9	5.9	6.0	6.1	6.0
Loan size - $3 million to $5 million	11.3	8.2	11.2	8.3	11.5
Loan size - $1 million to $3 million	45.8	39.7	40.8	38.7	35.8
Loan size - under $1 million	40.0	41.5	40.1	38.2	40.0

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings per Share, Diluted (2)	June 30, 2014	March 31, 2014	June 30, 2013
Net income available to common shareholders (GAAP)	$6,133	$6,484	$4,136
Add: Transaction-related charges, net of tax	2,269	502	196
Less: Gain (loss) on sale of investment securities, net of tax	—	(356)	112
Insurance settlement, net of tax	—	484	—
Operating earnings (non-GAAP)	8,402	6,858	4,220

Weighted average fully diluted shares outstanding	29,010	27,460	26,498

Operating earnings per share, diluted (non-GAAP)	$0.29	$0.25	$0.16

	For the Six Months Ended
Operating Earnings per Share, Diluted (2)	June 30, 2014	June 30, 2013
Net income available to common shareholders (GAAP)	$12,617	$7,886
Add: Transaction-related charges, net of tax	2,771	853
Less: Loss on sale of investment securities, net of tax	(356)	(33)
Insurance settlement, net of tax	484	—
Acquisition-related gain, net of tax	—	457
Operating earnings (non-GAAP)	15,260	8,315

Weighted average fully diluted shares outstanding	28,232	26,486

Operating earnings per share, diluted (non-GAAP)	$0.54	$0.31

	For the Three Months Ended
Adjusted Non-interest Income (2)	June 30, 2014	March 31, 2014	June 30, 2013
Non-interest income (GAAP)	$5,805	$5,125	$5,602
Less: Gain (loss) on sale of investment securities	—	(565)	176
Insurance settlement	—	768	—
Adjusted non-interest income (non-GAAP)	$5,805	$4,922	$5,426

	For the Six Months Ended
Adjusted Non-interest Income (2)	June 30, 2014	June 30, 2013
Non-interest income (GAAP)	$10,930	$11,804
Less: Loss on sale of investment securities	(565)	(52)
Acquisition-related gain	—	719
Adjusted non-interest income (non-GAAP)	$11,495	$11,137

	For the Three Months Ended
Adjusted Non-interest Expense (2)	June 30, 2014	March 31, 2014	June 30, 2013
Non-interest expense (GAAP)	$29,512	$24,771	$23,759
Less: Transaction-related expenses	3,601	797	309
Adjusted non-interest expense (non-GAAP)	$25,911	$23,974	$23,450

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Six Months Ended
Adjusted Non-interest Expense (2)	June 30, 2014	June 30, 2013
Non-interest expense (GAAP)	$54,283	$46,875
Less: Transaction-related expenses	4,398	1,344
Adjusted non-interest expense (non-GAAP)	$49,885	$45,531

	As of
Tangible Common Book Value per Share (3)	June 30, 2014	June 30, 2013
Shareholders' equity (GAAP)	$326,836	$254,445
Less: Intangible assets	62,634	31,671
Tangible common shareholders equity (non-GAAP)	264,202	222,774

Common shares outstanding	29,721	26,479

Tangible common book value per share (non-GAAP)	$8.89	$8.41

	For the Three Months Ended
Return on Average Tangible Common Equity (3)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income available to common shareholders (GAAP)	$6,133	$6,484	$3,271	$5,030	$4,136
Plus: Amortization of intangibles, net of tax	354	232	241	160	160
Tangible net income available to common shareholders (non-GAAP)	6,487	6,716	3,512	5,190	4,296

Average common shareholders equity	$336,297	$271,061	$270,702	$255,524	$255,624
Less: Average intangible assets	53,826	34,775	34,045	31,535	31,798
Average tangible common shareholders' equity (non-GAAP)	$282,471	$236,286	$236,657	$223,989	$223,826

Return on average tangible common equity (non-GAAP)	9.21%	11.53%	5.89%	9.19%	7.70%

	For the Six Months Ended
Return on Average Tangible Common Equity (3)	June 30, 2014	June 30, 2013
Net income available to common shareholders (GAAP)	$12,617	$7,886
Plus: Amortization of intangibles, net of tax	586	321
Tangible net income available to common shareholders (non-GAAP)	13,203	8,207

Average common shareholders equity	$306,681	$252,153
Less: Average intangible assets	44,353	31,933
Average tangible common shareholders' equity (non-GAAP)	$262,328	$220,220

Return on average tangible common equity (non-GAAP)	10.15%	7.51%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Assets (2)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income available to common shareholders (GAAP)	$6,133	$6,484	$3,271	$5,030	$4,136
Plus: Transaction-related expenses, net of tax	2,269	502	2,447	340	195
Less: Gain (loss) on sale of investment securities, net of tax	—	(356)	6	—	111
Insurance settlement, net of tax	—	484	—	302	—
Operating earnings (non-GAAP)	8,402	6,858	5,712	5,068	4,220

Average assets	3,540,758	3,181,723	3,193,141	2,945,832	2,916,204

Operating return on average assets (non-GAAP)	0.95%	0.87%	0.71%	0.68%	0.58%

	For the Six Months Ended
Operating Return on Average Assets (2)	June 30, 2014	June 30, 2013
Net income available to common shareholders (GAAP)	$12,617	$7,886
Plus: Transaction-related expenses, net of tax	2,771	852
Less: Loss on sale of investment securities, net of tax	(356)	(34)
Insurance settlement, net of tax	484	—
Acquisition-related gain, net of tax	—	457
Operating earnings (non-GAAP)	15,260	8,315

Average assets	3,362,232	2,948,251

Operating return on average assets (non-GAAP)	0.92%	0.57%

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (2)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income available to common shareholders (GAAP)	$6,133	$6,484	$3,271	$5,030	$4,136
Plus: Amortization of intangibles, net of tax	354	232	241	160	160
Transaction-related expenses, net of tax	2,269	502	2,447	340	195
Less: Gain (loss) on sale of investment securities, net of tax	—	(356)	6	—	111
Insurance settlement, net of tax	—	484	—	302	—
Operating tangible net income available to common shareholders (non-GAAP)	8,756	7,090	5,953	5,228	4,380

Average common shareholders equity	336,297	271,061	270,702	255,524	255,624
Less: Average intangible assets	53,826	34,775	34,045	31,535	31,798
Average tangible common shareholders' equity (non-GAAP)	282,471	236,286	236,657	223,989	223,826

Operating return on average tangible common equity (non-GAAP)	12.43%	12.17%	9.98%	9.26%	7.85%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Six Months Ended
Operating Return on Average Tangible Common Equity (2)	June 30, 2014	June 30, 2013
Net income available to common shareholders (GAAP)	$12,617	$7,886
Plus: Amortization of intangibles, net of tax	586	320
Transaction-related expenses, net of tax	2,771	852
Less: Loss on sale of investment securities, net of tax	(356)	(34)
Insurance settlement, net of tax	484	—
Acquisition-related gain, net of tax	—	457
Operating tangible net income available to common shareholders (non-GAAP)	15,845	8,635

Average common shareholders equity	306,681	252,153
Less: Average intangible assets	44,353	31,933
Average tangible common shareholders' equity (non-GAAP)	262,328	220,220

Operating return on average tangible common equity (non-GAAP)	12.18%	7.91%

(2) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

(3) Management believes investors use this measure to evaluate the Company's performance.